Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1996
Distribution Date of January 15, 1997

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                 $65,493,264.29
Beginning Pool Factor                       0.3045777

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,251,649.23
  Interest Collected                      $478,611.45

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $60,818.33
Total Additional Deposits                  $60,818.33

Repos/Chargeoffs                           $44,376.01
Aggregate Number of Notes Charged Off              24

Total Available Funds                   $3,791,079.01

Ending Pool Balance                    $62,197,239.05
Ending Pool Factor                          0.2892494

Servicing Fee                              $54,577.72

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $5,142,675.54
  Target Percentage                              6.50%
  Target Balance                        $4,042,820.54
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                    ($1,099,855.00)
  Ending Balance                        $4,300,595.47

Current Weighted Average APR:                  8.816%
Current Weighted Average
  Remaining Term (months):                     22.82

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             725,185.22      491
    31-60 days                             181,629.47      141
    60+ days                                73,286.09       42

    Total                                  980,100.78      505

  Balances:  60+ days                      937,828.61       42

Memo Item - Reserve Account
  Prior Month                           $5,120,223.02
  + Invest. Income                          22,452.52
  + Transfer from Collection Account             0.00
    Beginning Balance                   $5,142,675.54

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1996

                                      TOTAL          NOTES        CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64  $207,503,000.00  $7,526,773.64
 Distribution Percentages                                 96.50%          3.50%
 Coupon                                                   6.400%         6.625%

Beginning Pool Balance           $65,493,264.29
Ending Pool Balance              $62,197,239.05

Collected Principal               $3,251,649.23
Collected Interest                  $478,611.45
Charge-Offs                          $44,376.01
Liquidation Proceeds/Recoveries      $60,818.33
Servicing                            $54,577.72
Cash Transfer to Reserve Account           0.00
  Total Collections Available
    for Debt Service              $3,736,501.29

Beginning Balance                $65,089,539.40  $62,810,673.94   $2,278,865.46
Interest Due                        $347,571.50     $334,990.26      $12,581.24
Interest Paid                       $347,571.50     $334,990.26      $12,581.24
Principal Due                     $3,296,025.24   $3,180,664.36     $115,360.88
Principal Paid                    $3,296,025.24   $3,180,664.36     $115,360.88

Ending Balance                   $61,793,514.15  $59,630,009.58   $2,163,504.57
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)             0.2873693854    0.2874411636

Total Distributions               $3,643,596.74   $3,515,654.62     $127,942.12

Interest Shortfall                        $0.00           $0.00           $0.00
Principal Shortfall                       $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00           $0.00           $0.00

Excess Servicing                     $92,904.55

Beginning Reserve Account Balance $5,142,675.54  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                   ($1,099,855.00)
Ending Reserve Account Balance    $4,300,595.47

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1996


Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                 5               4              3               2               1
                              Aug 1996        Sep 1996       Oct 1996        Nov 1996        Dec 1996
Beg. Pool Balance         $80,784,926.10  $76,441,016.22  $72,882,260.13  $69,133,032.09  $65,493,264.29

A) Loss Trigger:
Principal of Contracts
  Charged off                $150,288.93     $126,504.53     $115,168.44      $39,429.67      $44,376.01
Recoveries                    $35,080.05      $23,637.33     $198,276.20     $149,234.37      $60,818.33

Total Charged off
  (Months 5,4,3)             $391,961.90
Total Recoveries
  (Months 3,2,1)              408,328.90
Net Loss/(Recoveries)
  for 3 Mos.                 ($16,367.00)(a)

Total Balance (Months 5,4,3)$230,108,202.45(b)

Loss Ratio Annualized [(a/b)(12)]   -0.0854%

Trigger: Is Ratio> 1.5%               No

B) Delinquency Trigger:
   Balance delinquency 60+ days                              $110,179.38     $383,327.14     $937,828.61
   As % of Beginning Pool Balance                               0.15117%        0.55448%        1.43195%
   Three Month Average                                          0.51085%        0.44417%        0.71253%

Trigger: Is Average> 2.0%             No

C) Noteholders Percent Trigger:     2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%           No

  Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer